EXHIBIT 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports 2011 Full Year and Fourth Quarter Results

WEST MELBOURNE, Florida -- March 6, 2012 -- RELM Wireless Corporation (NYSE Amex: RWC) today announced its financial and operating results for the quarter and year ended December 31, 2011.

For the year ended December 31, 2011, sales totaled approximately $24.1 million, compared with approximately $26.0 million for 2010.  Pretax loss for the year ended December 31, 2011 was $766,000 compared with a pretax loss of $653,000 for 2010.  Net loss for the year ended December 31, 2011 was $493,000, or ($0.04) per share, compared with a net loss of $660,000, or ($0.05) per share, last year.

Gross profit margin for 2011 was 42.0% of sales, versus 43.6% of sales in the previous year.  Selling, general and administrative expenses totaled approximately $10.8 million (44.8% of sales) in 2011, compared with approximately $12.0 million (46.0% of sales) in 2010.

For the fourth quarter ended December 31, 2011, sales were approximately $5.7 million, compared with approximately $5.4 million for the fourth quarter 2010.  Pretax loss for the fourth quarter was approximately $162,000 compared with a pretax loss of approximately $1.5 million for the same quarter last year.  Net income for the quarter ended December 31, 2011 was approximately $136,000, or $0.01 per diluted share, compared with a net loss of $1.1 million, or ($0.08) per share for the same quarter last year.

Gross profit margin for the fourth quarter 2011 was 41.2% of sales, compared with 31.4% of sales for the fourth quarter 2010.  Selling, general and administrative expenses totaled approximately $2.5 million (43.7% of sales) for the fourth quarter 2011, compared with approximately $3.1 million (58.5% of sales) for the fourth quarter 2010.

The Company had approximately $19.5 million in working capital as of December 31, 2011, of which $6.8 million was comprised of cash and trade receivables.  This compares with working capital of $19.7 million as of December 31, 2010, of which $9.0 million was comprised of cash and trade receivables.  The Company ended 2011 with no borrowings under its revolving credit facility compared with $2.0 million outstanding at year end 2010.

RELM President and Chief Executive Officer David Storey commented, “Our financial and operating results for 2011 were disappointing, especially the first two quarters.  We were encouraged, however, by the second half of the year, in which we realized net income on the strength of improved sales and gross margins, combined with lower operating expenses.  Also, responding to sluggish sales, we reduced our operating expenses during the second quarter, and have since maintained those reductions.  This benefited the third and fourth quarters and will continue to do so in 2012.  After some unusually high product costs early in the year related to the manufacture of new products, we have made progress reducing material costs and improving manufacturing efficiencies.”

Mr. Storey continued, “Looking toward the immediate future, our top priority is sales growth.  I believe our expansive line of KNG products can fuel that growth by attracting new customers from our much larger addressable market.  As has been the case in recent quarters, the economy and market conditions are uncertain, and the budgetary issues facing federal, state and local government agencies are persistent challenges for us.  However, in this environment, our simple but meaningful value proposition; better products and service at a lower cost; should resonate with prospective customers.  Our team’s mission and focus is to connect with these prospective customers, convincing them that RELM is their best choice.”

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Wednesday, March 7, 2012.  Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on March 7, 2012.  The call will also be webcast at http://www.relm.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast.  An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until March 15, 2012, by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID# 10010164.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift toward interoperability gained momentum as a result of significant communications failures in critical emergency situations.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless Corporation

As an American Manufacturer for more than 60 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications.  Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications.  RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.  The Company’s common stock trades on the NYSE Amex market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: risks relating to uncertain economic conditions in the United States; reliance on contract manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions amid the financial crisis; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital.  Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	December 31,	December 31,
	2011	2010

ASSETS
Current assets:
Cash & cash equivalents	$2,693	$5,050
Trade accounts receivable, net	4,155	3,900
Inventories, net	12,148	11,942
Deferred tax assets, net	3,458	2,165
Prepaid expenses & other current assets	526	703
Total current assets	22,980	23,760

Property, plant and equipment, net	1,158	1,357
Deferred tax assets, net	4,712	5,637
Capitalized software, net	2,778	3,776
Other assets	219	262

Total assets	$31,847	$34,792

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,756	$2,753
Accrued compensation and related taxes	807	795
Accrued warranty expense	247	266
Deferred revenue	385	-
Accrued other expenses and other current liabilities	318	202
Total current liabilities	3,513	4,016

Deferred revenue	265	386
Long-term debt	-	2,000

Total liabilities	3,778	6,402

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized
shares, none issued or outstanding.	-	-
Common stock; $0.60 par value; 20,000,000 authorized
shares; 13,519,323 and 13,508,815 issued and outstanding shares
at December 31, 2011 and December 31, 2010, respectively.	8,111	8,105
Additional paid-in capital	24,570	24,404
Accumulated deficit	(4,612)	(4,119)
Total stockholders' equity	28,069	28,390

Total liabilities and stockholders' equity	$31,847	$34,792

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	(Unaudited)
	12/31/2011	12/31/2010	12/31/2011	12/31/2010

Sales, net	$5,743	$5,374	$24,104	$25,954

Expenses:
Cost of products	3,377	3,684	13,972	14,627
Selling, general and administrative expenses	2,512	3,144	10,785	11,955
Total expenses	5,889	6,828	24,757	26,582

Operating (loss)	(146)	(1,454)	(653)	(628)

Other expense:
Net interest (expense)	(17)	(23)	(106)	(29)
Other income (expense)	1	12	(7)	4

(Loss) before income taxes	(162)	(1,465)	(766)	(653)

Income tax benefit (expense)	298	338	273	(7)

Net income (loss)	$136	$(1,127)	$(493)	$(660)

Net earnings (loss) per share - basic	$0.01	$(0.08)	$(0.04)	$(0.05)
Net earnings (loss) per share - diluted	$0.01	$(0.08)	$(0.04)	$(0.05)

Weighted average common shares outstanding, basic	13,519	13,480	13,514	13,480
Weighted average common shares outstanding, diluted	13,520	13,480	13,514	13,480